Exhibit 99.1

Pixelworks Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Full Year Consolidated Revenue Increases 27%, Driven by Double-Digit Yr-Yr Growth in All Target End Markets;
Full Year Mobile Revenue Grows 17% Yr-Yr to Record $23 Million
PORTLAND, Ore., February 9, 2023 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.
Fourth Quarter and Recent Highlights
•Fourth quarter revenue increased year-over-year to $16.9 million
•Expanded collaboration with MediaTek, incorporating Pixelworks’ visual processing Pro Software in the newly released Dimensity 9200 5G smartphone chip to enable precision color in high frame rate displays
•HONOR 80 GT smartphone launched with Pixelworks’ advanced X5 Plus visual processor to deliver more authentic picture quality and excellent motion smoothness for a premium gaming experience
•iQOO Neo7 Racing Edition smartphone launched with an upgraded X5 series visual processor and leveraging Pixelworks’ patented MotionEngine® technology and HDR enhancement for superior high frame rate gaming
•OnePlus 11 and OnePlus Ace 2 smartphones incorporate Pixelworks X7 visual processor, featuring industry-first combination of ultra-low latency MotionEngine®, low power super-resolution and always-on HDR – redefining visual excellence for mobile gaming
•Disney initiated global theatrical release of James Cameron’s Avatar: The Way of Water in 4K HDR and uniquely featuring cinematic high frame rate enabled by Pixelworks’ TrueCut Motion platform
•Completed significant development milestone on a next-generation IC for a large projector OEM customer, resulting in recognition of $2.5 million offsetting credit to research & development expenses in the quarter
•Secured third strategic investment in the Company’s Shanghai subsidiary, generating proceeds of approximately $15.7 million USD, which closed in early February 2023 and further strengthened Pixelworks Shanghai’s capital position in support of its plan to apply for a local public listing later this year.
“Revenue for the fourth quarter was largely in-line with our expectations and up slightly year-over-year, as increased sales of ICs into both our projector and video delivery end markets helped to offset weaker demand in the broader mobile market,” stated Todd DeBonis, President and CEO of Pixelworks. “In spite of an increasingly challenging macro environment during the second half of 2022, coupled with an industry-wide inventory correction for smartphones, total revenue for the full year increased 27% with solid growth across each of our target end markets.

“In December, we completed an agreement for a third strategic investment in our Shanghai subsidiary, with additional minority equity interest being purchased by a combination of Pixelworks Shanghai employees and private equity investors in Asia. This latest transaction valued the subsidiary at more than $500 million.
“Although we currently expect market conditions to remain challenging in the near-term, particularly in mobile as smartphone OEM customers work down excess inventories, we are well capitalized and continue to be focused on executing to expand our strategic ecosystems and drive sustained long-term growth.”
Fourth Quarter and Fiscal Year 2022 Financial Results
Revenue in the fourth quarter of 2022 was $16.9 million, compared to $17.6 million in the third quarter of 2022 and $16.6 million in the fourth quarter of 2021. For the full year 2022, total revenue was $70.1 million compared to full year revenue of $55.1 million in 2021. The year-over-year increase reflected significant revenue growth across all the Company’s target end markets.
On a GAAP basis, gross profit margin in the fourth quarter of 2022 was 53.1%, compared to 50.1% in the third quarter of 2022 and 53.5% in the fourth quarter of 2021. GAAP gross profit margin for the full year 2022 was 51.2% compared to 50.3% in the prior year. Fourth quarter 2022 GAAP operating expenses were $12.0 million, compared to $13.5 million in the third quarter of 2022 and $12.6 million in the year-ago quarter. For the full year 2022, GAAP operating expenses were $52.7 million compared to $47.7 million in the prior year.
On a non-GAAP basis, fourth quarter 2022 gross profit margin was 53.3%, compared to 49.8% in the third quarter of 2022 and 55.0% in the year-ago quarter. Non-GAAP gross profit margin for the full year 2022 was 51.3% compared to 52.0% in the prior year. Fourth quarter 2022 non-GAAP operating expenses were $10.8 million, compared to $12.2 million in the third quarter of 2022 and $11.0 million in the year-ago quarter. Non-GAAP operating expenses for the full year 2022 were $47.5 million compared to $41.4 million in the prior year.
For the fourth quarter of 2022, the Company recorded a GAAP net loss of $1.9 million, or ($0.04) per share, compared to a GAAP net loss of $4.5 million, or ($0.08) per share, in the third quarter of 2022, and a GAAP net loss of $3.3 million, or ($0.06) per share, in the year-ago quarter. GAAP net loss for the full year 2022 was $16.0 million, or ($0.30) per share, compared to a net loss of $19.8 million, or ($0.38) per share, in the prior year. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the fourth quarter of 2022, the Company recorded a non-GAAP net loss of $0.8 million, or ($0.01) per share, compared to a non-GAAP net loss of $3.2 million, or ($0.06) per share, in the third quarter of 2022, and a non-GAAP net loss of $1.4 million, or ($0.03) per share, in the fourth quarter of 2021. For the full year 2022, non-GAAP net loss was $10.7 million, or ($0.20) per share, compared to a net loss of $12.6 million, or ($0.24) per share, in the prior year.
Adjusted EBITDA in the fourth quarter of 2022 was a negative $1.0 million, compared to a negative $2.1 million in the third quarter of 2022 and a negative $1.1 million in the year-ago quarter. For the full year 2022, adjusted EBITDA was a negative $7.7 million compared to negative $9.6 million in the prior year.
Cash and cash equivalents at the end of the fourth quarter of 2022 were $56.8 million, compared to $57.6 million at the end of the third quarter of 2022 and $61.6 million at the end of the fourth quarter of 2021.

Business Outlook
The Company’s current business outlook, including guidance for the first quarter of 2023, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, February 9, 2023, at 3:00 p.m. Pacific Time. To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. Additionally, a live and archived audio webcast of the conference call will be accessible via the investors section of Pixelworks’ website at www.pixelworks.com.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and TrueCut Motion are trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including plans to seek a local public listing in China of the Company’s subsidiary and the market conditions for our products, particularly for the smartphone market. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; our ability to obtain approval from the required agencies and organizations governing listing as a public company in one of the China exchanges; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue, net	$16,888	$17,552	$16,586	$70,146	$55,102
Cost of revenue (1)	7,914	8,756	7,713	34,265	27,409
Gross profit	8,974	8,796	8,873	35,881	27,693
Operating expenses:
Research and development (2)	6,395	8,445	7,002	30,521	27,250
Selling, general and administrative (3)	5,587	5,082	5,598	22,177	20,445
Total operating expenses	11,982	13,527	12,600	52,698	47,695
Loss from operations	(3,008)	(4,731)	(3,727)	(16,817)	(20,002)
Interest income and other, net	272	165	165	700	457
Loss before income taxes	(2,736)	(4,566)	(3,562)	(16,117)	(19,545)
Benefit for income taxes	(1,129)	(70)	(448)	(884)	(133)
Net loss	(1,607)	(4,496)	(3,114)	(15,233)	(19,412)
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	(327)	—	(177)	(797)	(409)
Net loss attributable to Pixelworks Inc.	$(1,934)	$(4,496)	$(3,291)	$(16,030)	$(19,821)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.04)	$(0.08)	$(0.06)	$(0.30)	$(0.38)
Weighted average shares outstanding - basic and diluted	54,974	54,826	53,293	54,335	52,509
——————
(1) Includes:
Stock-based compensation	21	(47)	26	41	43
Amortization of acquired intangible assets	—	—	218	72	899
(2) Includes stock-based compensation	556	565	623	2,351	2,363
(3) Includes:
Stock-based compensation	583	776	940	2,806	3,678
Amortization of acquired intangible assets	—	—	53	18	219

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,974	$8,796	$8,873	$35,881	$27,693
Stock-based compensation	21	(47)	26	41	43
Amortization of acquired intangible assets	—	—	218	72	899
Total reconciling items included in gross profit	21	(47)	244	113	942
Non-GAAP gross profit	$8,995	$8,749	$9,117	$35,994	$28,635
Non-GAAP gross profit margin	53.3%	49.8%	55.0%	51.3%	52.0%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,982	$13,527	$12,600	$52,698	$47,695
Reconciling item included in research and development:
Stock-based compensation	556	565	623	2,351	2,363
Reconciling items included in selling, general and administrative:
Stock-based compensation	583	776	940	2,806	3,678
Amortization of acquired intangible assets	—	—	53	18	219
Total reconciling items included in operating expenses	1,139	1,341	1,616	5,175	6,260
Non-GAAP operating expenses	$10,843	$12,186	$10,984	$47,523	$41,435
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(1,934)	$(4,496)	$(3,291)	$(16,030)	$(19,821)
Reconciling items included in gross profit	21	(47)	244	113	942
Reconciling items included in operating expenses	1,139	1,341	1,616	5,175	6,260
Tax effect of non-GAAP adjustments	3	1	9	—	—
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	—	(17)	—	(26)
Non-GAAP net loss attributable to Pixelworks Inc.	$(771)	$(3,201)	$(1,439)	$(10,742)	$(12,645)

Non-GAAP net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.01)	$(0.06)	$(0.03)	$(0.20)	$(0.24)

Non-GAAP weighted average shares outstanding - basic and diluted	54,974	54,826	53,293	54,335	52,509

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2022		2022		2021		2022		2021
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.04)	$(0.04)	$(0.08)	$(0.08)	$(0.06)	$(0.06)	$(0.30)	$(0.30)	$(0.38)	$(0.38)
Reconciling items included in gross profit	—	—	—	—	—	—	—	—	0.02	0.02
Reconciling items included in operating expenses	0.02	0.02	0.02	0.02	0.03	0.03	0.10	0.10	0.12	0.12
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.01)	$(0.01)	$(0.06)	$(0.06)	$(0.03)	$(0.03)	$(0.20)	$(0.20)	$(0.24)	$(0.24)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	53.1%	50.1%	53.5%	51.2%	50.3%
Stock-based compensation	0.1	(0.3)	0.2	0.1	0.1
Amortization of acquired intangible assets	—	—	1.3	0.1	1.6
Total reconciling items included in gross profit	0.1	(0.3)	1.5	0.2	1.7
Non-GAAP gross profit margin	53.3%	49.8%	55.0%	51.3%	52.0%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(1,934)	$(4,496)	$(3,291)	$(16,030)	$(19,821)
Stock-based compensation	1,160	1,294	1,589	5,198	6,084
Tax effect of non-GAAP adjustments	3	1	9	—	—
Amortization of acquired intangible assets	—	—	271	90	1,118
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	—	(17)	—	(26)
Non-GAAP net loss attributable to Pixelworks Inc.	$(771)	$(3,201)	$(1,439)	$(10,742)	$(12,645)
EBITDA adjustments:
Depreciation and amortization	$1,167	$1,324	$964	$4,657	$3,648
Non-GAAP interest income and other, net	(272)	(165)	(165)	(700)	(457)
Non-GAAP benefit for income taxes	(1,132)	(71)	(457)	(884)	(133)
Adjusted EBITDA	$(1,008)	$(2,113)	$(1,097)	$(7,669)	$(9,587)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$56,821	$61,587
Accounts receivable, net	10,047	8,708
Inventories	1,760	1,469
Prepaid expenses and other current assets	3,745	2,732
Total current assets	72,373	74,496
Property and equipment, net	4,632	5,656
Operating lease right of use assets	3,331	4,789
Other assets, net	3,580	3,162
Acquired intangible assets, net	—	90
Goodwill	18,407	18,407
Total assets	$102,323	$106,600
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,143	$2,747
Accrued liabilities and current portion of long-term liabilities	8,849	13,563
Current portion of income taxes payable	519	128
Total current liabilities	12,511	16,438
Long-term liabilities, net of current portion	1,005	519
Deposit liability	13,537	12,716
Operating lease liabilities, net of current portion	2,148	2,853
Income taxes payable, net of current portion	872	2,948
Total liabilities	30,073	35,474
Redeemable non-controlling interest	28,919	30,905
Total Pixelworks, Inc. shareholders’ equity	32,422	40,221
Non-controlling interest	10,909	—
Total shareholders' equity	43,331	40,221
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$102,323	$106,600

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com